EXHIBIT 10.8

SERVICE AGREEMENT

FOR TOLL SCHEDULE MN365

     This Service Agreement (“Service Agreement”) is made and entered into this 29th day of June, 2005, by and between Maritimes & Northeast Pipeline Limited Partnership (herein called “Pipeline”) and Anadarko Canada LNG Marketing, Corp. (herein called “Customer”, whether one or more),

W I T N E S S E T H:

     WHEREAS, Customer has requested and Pipeline has agreed to transport quantities of gas that are delivered by Customer or Customer’s agent to Pipeline pursuant to the terms of this Service Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:

ARTICLE I
SCOPE OF AGREEMENT

     Capitalized terms herein not otherwise defined shall have the meaning attributed thereto in Pipeline’s Toll Schedule MN365, the GT&C of Pipeline’s Tariff on file with the National Energy Board and that Precedent Agreement dated June 29, 2005 between Pipeline and Customer.

     Subject to the terms, conditions and limitations hereof, of Pipeline’s Toll Schedule MN365, and of the GT&C, transportation service hereunder will be firm and Pipeline agrees to deliver for Customer’s account quantities of natural gas up to the following quantity:

     Maximum Daily Transportation Quantity (MDTQ) = 857,444 GJ

     Notwithstanding the foregoing, commencing on the Initial Commencement Date, as that term is defined in the Precedent Agreement, the MDTQ shall be a quantity equal to the Initial MDTQ, as determined pursuant to the terms of Paragraph 5 of the Precedent Agreement. From and after the Service Commencement Date, as that term is defined in the Precedent Agreement, this paragraph shall be of no further force or effect and the MDTQ shall be as set forth in the immediately preceding paragraph.

     Pipeline will receive for Customer’s account for transportation hereunder daily quantities of gas up to Customer’s MDTQ, plus Fuel Retainage Quantity, at Point(s) of Receipt as specified in Article IV herein. Pipeline will transport and deliver for Customer’s account such daily quantities tendered up to such Customer’s MDTQ at Point(s) of Delivery as specified in Article IV herein.

     On any given Day, Pipeline shall not be obligated to, but may at its sole discretion, receive at Point(s) of Receipt quantities of gas in excess of Pipeline’s Maximum Daily Receipt Obligation (MDRO), plus Fuel Retainage Quantity, but shall not be obligated to receive in the aggregate at all Points of Receipt on any Day a quantity of gas in excess of the applicable MDTQ, plus Fuel Retainage Quantity. On any given Day, Pipeline shall not be obligated to, but may at its sole discretion, deliver at Point(s) of Delivery quantities of gas in excess of Pipeline’s Maximum Daily Delivery Obligation (MDDO), but shall not be obligated to deliver in the aggregate at all Points of Delivery on any Day a quantity of gas in excess of the applicable MDTQ.

ARTICLE II
TERM OF AGREEMENT

     This Service Agreement shall become effective as of the date set forth hereinabove. Service under this Service Agreement shall commence on the earlier of the Initial Commencement Date or the Service Commencement Date, as such terms are defined in the Precedent Agreement, and shall become effective as of the date set forth hereinabove and shall continue in effect for a term of twenty (20) years from the Service Commencement Date (“Primary Term”) and shall remain in force from year to year thereafter unless terminated by either party by written notice at least two years prior to the end of the Primary Term or any successive term thereafter.

     Customer agrees that Pipeline may terminate this Service Agreement at any time subject to the provisions of Articles 4 and 16 of the GT&C and such provisions are incorporated herein by reference. If the Precedent Agreement terminates for a reason other than pursuant to Paragraph 10(G) thereof, then upon such termination, this Service Agreement shall promptly terminate and have no further force or effect .

     Any portions of this Service Agreement necessary to correct or cash-out imbalances or to make payment under this Service Agreement as required by the GT&C will survive the other parts of this Service Agreement until such time as such balancing or payment has been accomplished. To the extent that Customer desires to terminate this Service Agreement and Pipeline agrees to such termination, Pipeline will collect as part of the exit fee all (or such lesser portion as Pipeline agrees to) of the capacity Reservation Charges and surcharges otherwise recoverable by Pipeline from Customer for the balance of the contractual term, absent such early termination.

ARTICLE III
TOLL SCHEDULE

     For the entire period when this Service Agreement is in effect, this Service Agreement will be subject to all provisions of Toll Schedule MN365 and the GT&C of Pipeline’s Tariff on file with the National Energy Board, all of which are by this reference made a part hereof.

     Customer agrees to and will pay Pipeline all Reservation, Usage and other charges and fees provided for in Toll Schedule MN365, as effective from time to time, for service under this Service Agreement, provided that from the earlier of (i) the Initial

Commencement Date, or (ii) the Service Commencement Date and continuing for a period of ninety (90) days the tolls paid by Customer will be applied only to quantities actually flowed under this Service Agreement and not to the MDTQ under this Service Agreement; provided further, that Customer shall have a minimum payment obligation during this ninety (90) day period of twenty-five percent (25%) of the MDTQ multiplied by the MN365 Reservation Charge.

     Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in: (i) the tolls and charges applicable to service pursuant to Pipeline’s Toll Schedule MN365 and under the Tariff; (ii) Pipeline’s Toll Schedule MN365; and/or (iii) any provision of the GT&C under the Tariff. Customer shall have the right to intervene and protest any such filing.

ARTICLE IV
POINT(S) OF RECEIPT AND DELIVERY

     The Point(s) of Receipt and Point(s) of Delivery at which Pipeline shall receive and deliver gas, respectively, shall be specified in Exhibits A and B of this effective Service Agreement.

     Exhibits A and B are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.

ARTICLE V
QUALITY

     All natural gas tendered to Pipeline for Customer’s account shall conform to the quality specifications set forth in Article 12 of Pipeline’s GT&C. Customer agrees that if Customer tenders gas for service hereunder and Pipeline accepts such gas which does not comply with Pipeline’s quality specifications, Customer will pay all costs associated with processing of such gas as necessary to comply with such quality specifications.

ARTICLE VI
ADDRESSES

     Except as herein otherwise provided or as provided in the GT&C, any notice, request, demand, statement, invoice or payment provided for in this Service Agreement, or any notice which any party desires to give to the other, must be in writing and will be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

(a)	Pipeline:	Maritimes & Northeast Pipeline Limited Partnership
Suite 1600, 1801 Hollis Street
Halifax, Nova Scotia
B3J 3N4
Attn: President

Facsimile: (902) 423-7422

(b)	Customer:	Anadarko Canada LNG Marketing, Corp.
c/o Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: Manager, Commercial Development
Facsimile: (832) 636-8263

Anadarko Canada LNG Marketing, Corp.
c/o Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: Gas Marketing Operations Manager
Facsimile: (832) 636-7215

or such other address as either party designates by formal written notice.

ARTICLE VII
ASSIGNMENTS

     Any Company which succeeds by purchase, merger, or consolidation to the properties, substantially or in entirety, of Customer or of Pipeline will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Service Agreement. Either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter. Except as set forth above, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder without the prior written consent of the other party; provided, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to Article 9 of the GT&C.

ARTICLE VIII
AGENCY ARRANGEMENT

     Customer shall have the right to designate an agent or person to provide nomination and scheduling information, to receive invoices and make payments and to take actions necessary to release capacity and handle imbalance resolutions for Customer on Customer’s behalf. The agent may be the same as used for similar purposes with respect to transportation on Maritimes & Northeast Pipeline, L.L.C. or other third party pipeline. Customer must provide Pipeline with ten (10) Business Days’ advance written notice of its agent and the effective date after which Pipeline is to act in accordance with the direction of the agent. Pipeline shall be entitled to rely on the representations, actions, and other directions of the agent on behalf of Customer and will be fully protected in relying upon such agent. Customer indemnifies and holds Pipeline harmless with respect to actions taken by Pipeline in reliance on Customer’s agent.

ARTICLE IX
NONRECOURSE OBLIGATION OF
LIMITED PARTNERSHIP,
GENERAL PARTNER AND OPERATOR

     Customer acknowledges and agrees that: (a) Pipeline is a New Brunswick limited partnership; (b) Customer shall have no recourse against any partner of Pipeline or against Maritimes & Northeast Pipeline, L.L.C. or a member thereof with respect to Pipeline’s obligations under this Service Agreement and that its sole recourse shall be against the assets and revenues of Pipeline, irrespective of any failure to comply with applicable law or any provision of this Service Agreement; (c) no claim shall be made against any partner of Pipeline or against Maritimes & Northeast Pipeline, L.L.C. or a member thereof under or in connection with this Service Agreement; (d) no claims shall be made against the Operator, its officers, employees, and agents, under or in connection with this Service Agreement and the performance of its duties as Operator (provided that this shall not bar claims resulting from the gross negligence, undue discrimination or willful misconduct of the Operator) and Customer shall provide the Operator with a waiver of subrogation of Customer’s insurance company for all such claims; and (e) this representation is made expressly for the benefit of the partners in Pipeline, the General Partner, Operator, Maritimes & Northeast Pipeline, L.L.C. and its members.

ARTICLE X
INTERPRETATION

     The parties hereto agree that the interpretation and performance of this Service Agreement must be in accordance with the laws of the Province of New Brunswick without recourse to the law governing conflict of laws.

     This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, Provincial and Federal,

and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.

ARTICLE XI
CANCELLATION OF PRIOR CONTRACT(S)

Not applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed by their respective duly authorized officers and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

MARITIMES & NORTHEAST PIPELINE LIMITED PARTNERSHIP By its General Partner, MARITIMES & NORTHEAST PIPELINE MANAGEMENT LTD.

Witness:	/s/ Randy Pelletier	By:	/s/ Douglas P. Bloom

Anadarko Canada LNG Marketing, Corp.

Witness:	/s/ Charlene Ripley	By:	/s/ James R. Larson

EXHIBIT A

to

SERVICE AGREEMENT UNDER
TOLL SCHEDULE MN365
BETWEEN
MARITIMES & NORTHEAST PIPELINE LIMITED PARTNERSHIP
AND

ANADARKO CANADA LNG MARKETING, CORP.(“CUSTOMER”)

DATED June 29, 2005

FIRM RECEIPT POINTS

RECEIPT POINT	MDRO	RECEIPT PRESSURE LIMITATIONS

(plus applicable fuel retainage quantities)

Bear Head in Richmond County, Nova Scotia                                                   857,444 GJ/d

*	This Exhibit A shall become effective on the Service Commencement Date. If the Initial Commencement Date is earlier than the Service Commencement Date, then for the period of time between the Initial Commencement Date and the Service Commencement Date, the applicable MDRO shall equal the MDTQ which shall be determined in accordance with Article I of this Agreement.

Signed for Identification

Pipeline:	/s/ Douglas P. Bloom
Customer:	/s/ James R. Larson
Supersedes Exhibit A Dated

EXHIBIT B

to

SERVICE AGREEMENT UNDER
TOLL SCHEDULE MN365
BETWEEN
MARITIMES & NORTHEAST PIPELINE LIMITED PARTNERSHIP
AND

ANADARKO CANADA LNG MARKETING, CORP. (“CUSTOMER”)

DATED June 29, 2005

FIRM DELIVERY POINTS

DELIVERY		DELIVERY PRESSURE
POINT	MDDO	LIMITATIONS

Halifax	96,854GJ/d

Moncton	22,789GJ/d

St. Stephen, New Brunswick	737,801GJ/d

*	This Exhibit B shall become effective on the Service Commencement Date. If the Initial Commencement Date is earlier than the Service Commencement Date, then for the period of time between the Initial Commencement Date and the Service Commencement Date, the Primary Points of Delivery and applicable MDDOs shall be governed by a separate Exhibit B to which Pipeline and Customer have mutually agreed.

Signed for Identification Dated
Pipeline:	/s/ Douglas P. Bloom
Customer:	/s/ James R. Larson
Supersedes Exhibit B Dated